EXHIBIT 99.1

Semtech Announces Fourth Quarter And Fiscal Year 2017 Results

CAMARILLO, Calif., March 08, 2017 (GLOBE NEWSWIRE) -- Semtech Corporation (Nasdaq:SMTC), a leading supplier of analog and mixed-signal semiconductors, today reported unaudited financial results for its fourth quarter and fiscal year 2017, which ended January 29, 2017. Net sales computed in accordance with U.S. generally accepted accounting principles (“GAAP”), for fourth quarter and for fiscal year 2017 were $140.0 million and $544.3 million, respectively, after being reduced by $1.7 million and $5.4 million of share-based compensation associated with the previously-announced issuance of a Warrant to Comcast.  Excluding the offset associated with the Warrant, net sales were $141.8 million and $549.7 million, respectively (“non-GAAP net sales”).

Highlights for the Fourth Quarter and Fiscal Year 2017

  Q4 GAAP net sales grew 18% Y/Y and 2% Q/Q
  FY2017 GAAP net sales grew 11% over the prior year’s results
  Q4 non-GAAP net sales grew 20% Y/Y and 1% Q/Q
  FY2017 non-GAAP net sales grew 12% over the prior year’s results
  Signal Integrity and Wireless and Sensing Products Groups achieved record annual net sales
  Protection Products Group net sales grew 8% over the prior year’s results
  Q4 Distributor Point of Sale (POS) grew 6% Q/Q and represented a new quarterly record
  LoRa Alliance™ membership exceeds 450

Results on a GAAP basis for the Fourth Quarter and Fiscal Year 2017
($ millions except for earnings per diluted share data)

	4QFY17	FY2017
Net Sales	$140.0	$544.3
Gross Margin	59.6%	59.7%
Operating Expense	$68.2	$240.8
Operating Margin	10.9%	15.4%
Net Income	$8.0	$54.7
Earnings Per Diluted Share	$0.12	$0.83

To facilitate a complete understanding of comparable financial performance between periods, the Company also presents performance results net of certain non-cash items and items that are not considered reflective of the Company’s core results over time.  The Company’s non-GAAP measures of net sales, gross margin, net income, earnings per diluted share, and free cash flow exclude certain items as described below under “Non-GAAP Financial Measures.”

Results on a Non-GAAP basis for the Fourth Quarter and Fiscal Year 2017 (see list of non-GAAP items and the reconciliation of these to the most comparable GAAP measures set forth in the tables below):

($ millions except for earnings per diluted share data)

	4QFY17	FY2017
Net Sales	$141.8	$549.7
Gross Margin	60.5%	60.4%
Operating Expense	$52.2	$207.6
Operating Margin	23.7%	22.6%
Net Income	$24.5	$91.0
Earnings Per Diluted Share	$0.37	$1.38

Mohan Maheswaran, Semtech’s President and Chief Executive Officer, stated, “We were pleased to deliver better than seasonal Q4 results that were once again at the upper end of our guidance led by growth in the enterprise computing, communications and industrial end-markets.  The Company grew FY2017 non-GAAP net sales 12% over the prior year while delivering non-GAAP earnings growth at more than 5 times that rate by maintaining non-GAAP gross margins at the upper end of our target range and through Opex discipline.  We enter FY2018 with tremendous momentum driven by our growth markets that include IoT, hyper-scale datacenters and mobile devices which should continue to drive our growth and help the Company to outperform the Industry and peers.”

GAAP First Quarter of Fiscal Year 2018 Outlook

  Net sales are expected to be in the range of $138.0 million to $146.0 million
  Gross margin is expected to be in the range of 58.6% to 59.7%
  SG&A expense is expected to be in the range of $32.7 million to $33.7 million
  R&D expense is expected to be in the range of $25.7 million to $26.7 million
  Intangible amortization and transaction related expense is expected to be approximately $7.8 million
  Interest and other expense is expected to be approximately $2.3 million
  Tax rate is expected to be in the range of 23% to 27%
  Earnings per diluted share are expected to be in the range of $0.16 to $0.20
  Fully-diluted share count is expected to be approximately 67.2 million shares
  Share-based compensation is expected to be approximately $11.3 million, categorized as follows: $4.0 million for net sales associated with the Warrant issued to Comcast, $0.4 million cost of sales, $5.2 million SG&A, and $1.7 million R&D
  Capital expenditures are expected to be approximately $10.0 million
  Depreciation expense is expected to be approximately $5.4 million

Non-GAAP First Quarter of Fiscal Year 2018 Outlook

  Non-GAAP net sales are expected to be in the range of $142.0 million to $150.0 million
  Non-GAAP gross margin is expected to be in the range of 60.0% to 61.0%
  Non-GAAP SG&A expense is expected to be in the range of $26.5 million to $27.5 million
  Non-GAAP R&D expense is expected to be in the range of $23.5 million to $24.5 million
  Non-GAAP Interest and other expense is expected to be approximately $2.3 million
  Non-GAAP tax rate is expected to be in the range of 20% to 24%
  Non-GAAP earnings per diluted share are expected to be in the range of $0.39 to $0.43

Webcast and Conference Call
Semtech will be hosting a conference call today to discuss its fourth quarter and fiscal year 2017 results at 2:00 p.m. Pacific time.  An audio webcast will be available on Semtech’s website at www.Semtech.com in the “Investor Relations” section under “Investor News.”  A replay of the call will be available through April 8, 2017 at the same website or by calling (855) 859-2056 and entering conference ID 40360389.

Non-GAAP Financial Measures
To supplement the Company's consolidated financial statements prepared in accordance with GAAP, this release includes a non-GAAP presentation of net sales, gross margin, net income, earnings per diluted share, and free cash flow.  The Company's measure of free cash flow is calculated as cash flow from operations less net capital expenditures.  The Company’s non-GAAP measures of net sales, gross margin, net income and earnings per diluted share exclude the following items, if any:

  Share-based compensation, including the Warrant-related impact
  Amortization of purchased intangibles and impairments
  Restructuring, transaction and other acquisition or disposition-related expenses and gains on dispositions
  Litigation expenses or dispute settlement charges or gains
  Escheat or environmental reserves

To provide additional insight into the Company's first quarter outlook, this release also includes a presentation of forward-looking non-GAAP measures including net sales, gross margin, tax rate and earnings per diluted share.

These non-GAAP financial measures are adjusted to exclude the items identified above because such items are either operating expenses which would not otherwise have been incurred by the Company in the normal course of the Company’s business operations or are not reflective of the Company’s core results over time.  These excluded items may include recurring as well as non-recurring items, and no inference should be made that all of these adjustments are unusual, infrequent or non-recurring.  For example: certain restructuring and integration related expenses (which consist of employee termination costs, facility closure or lease termination costs, and contract termination costs) may be considered recurring given the Company’s ongoing efforts to be more cost effective and efficient; certain acquisition and disposition-related adjustments or expenses may be deemed recurring given the Company's regular evaluation of potential transactions and investments; and certain litigation expenses or dispute settlement charges or gains (which may include estimated losses for which we have established a reserve, as well as any actual settlements, judgments, or other resolutions against, or in favor of, the Company related to litigation, arbitration, disputes or similar matters, and insurance recoveries received by the Company related to such matters) may be viewed as recurring given that the Company may from time to time be involved in, and may resolve, litigation, arbitration, disputes, and similar matters.

Notwithstanding that certain adjustments, charges, costs or expenses may be considered recurring, in order to provide meaningful comparisons, the Company believes that it is appropriate to exclude such items because they are not reflective of the Company's core results and tend to vary based on timing, frequency and magnitude.

These non-GAAP financial measures are provided to enhance the user's overall understanding of the Company's comparable financial performance between periods.  In addition, the Company’s management generally excludes the items noted above when managing and evaluating the performance of the business.  The financial statements provided with this release include reconciliations of these non-GAAP measures to their most comparable GAAP results for the third and fourth quarters of fiscal year 2017 and the fourth quarter of fiscal year 2016 along with a reconciliation of forward-looking earnings per diluted share to its most comparable GAAP measure for the first quarter of fiscal year 2018.  The Company is unable to include a reconciliation of the forward-looking non-GAAP measure of non-GAAP tax rate to the corresponding GAAP measure as it is not available without unreasonable efforts due to the high variability and low visibility with respect to the charges which are excluded from this non-GAAP measure.  We expect the variability of the above charges to have a potentially significant impact on our GAAP financial results. These additional non-GAAP financial measures should not be considered substitutes for any measures derived in accordance with GAAP and may not be consistent with similar measures presented by other companies.

Forward-Looking and Cautionary Statements
This press release contains "forward-looking statements" within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, based on the Company’s current expectations, estimates and projections about its operations, industry, financial condition, performance, results of operations, and liquidity.  Forward-looking statements are statements other than historical information or statements of current condition and relate to matters such as future financial performance including the first quarter of fiscal year 2018 outlook, future operational performance, the anticipated impact of specific items on future earnings, and the Company’s plans, objectives and expectations.  Statements containing words such as “may,” “believes,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “estimates,” “should,” “will,” “designed to,” “projections,” or “business outlook,” or other similar expressions constitute forward-looking statements.

Forward-looking statements involve known and unknown risks and uncertainties that could cause actual results and events to differ materially from those projected.  Potential factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to:  potential differences between the unaudited results disclosed in this release and the Company’s final results when disclosed in its Annual Report on Form 10-K as a result of the completion of the Company’s financial closing procedures, final adjustments, annual audit by the Company’s independent registered public accounting firm, and other developments arising between now and the disclosure of the final results; the Company’s ability to forecast its tax rates due to changing income in higher or lower tax jurisdictions and other factors that contribute to the volatility of the Company’s effective tax rates and impact anticipated tax benefits; the Company's ability to manage expenses to achieve anticipated shifts in demand among target customers, and other comparable changes or protracted weakness in projected or anticipated markets; competitive changes in the marketplace including, but not limited to, the pace of growth or adoption rates of applicable products or technologies; shifts in focus among target customers, and other comparable changes in projected or anticipated end-user markets; the Company’s ability to realize expected synergies and benefits from its acquisitions and dispositions; the Company’s ability to accurately forecast the amount and timing of the share-based compensation associated with the vesting of the Warrant issued to Comcast; the continuation and/or pace of key trends considered to be main contributors to the Company's growth, such as demand for increased network bandwidth, demand for increasing energy efficiency in the Company's products or end-use applications of the products, and demand for increasing miniaturization of electronic components; adequate supply of components and materials from the Company’s suppliers, to include disruptions due to natural causes or disasters, weather, or other extraordinary events; the Company's ability to forecast and achieve anticipated net sales and earnings estimates in light of periodic economic uncertainty, to include impacts arising from European, Asian and global economic dynamics; and the amount and timing of expenditures for capital equipment.  Additionally, forward-looking statements should be considered in conjunction with the cautionary statements contained in the risk factors disclosed in the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2016, its Quarterly Reports on Form 10-Q, and other filings with the Securities and Exchange Commission, and in material incorporated therein, including, without limitation, information under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors”.  In light of the significant risks and uncertainties inherent in the forward-looking information included herein that may cause actual performance and results to differ materially from those predicted, any such forward-looking information should not be regarded as representations or guarantees by the Company of future performance or results, or that its objectives or plans will be achieved or that any of its operating expectations or financial forecasts will be realized.  Reported results should not be considered an indication of future performance.  Investors are cautioned not to place undue reliance on any forward-looking information contained herein, which reflect management’s analysis only as of the date hereof.  Except as required by law, the Company assumes no obligation to publicly release the results of any update or revision to any forward-looking statements that may be made to reflect new information, events or circumstances after the date hereof or to reflect the occurrence of unanticipated or future events, or otherwise.

About Semtech
Semtech Corporation is a leading supplier of analog and mixed-signal semiconductors for high-end consumer, enterprise computing, communications and industrial equipment.  Products are designed to benefit the engineering community as well as the global community.  The Company is dedicated to reducing the impact it, and its products, have on the environment.  Internal green programs seek to reduce waste through material and manufacturing control, use of green technology and designing for resource reduction.  Publicly traded since 1967, Semtech is listed on the NASDAQ Global Select Market under the symbol SMTC.  For more information, visit http://www.semtech.com.

Semtech, and the Semtech logo are registered marks of Semtech Corporation and/or its subsidiaries.

SMTC-F

SEMTECH CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Table in thousands - except per share amount)

	Three Months Ended			Twelve Months Ended
	January 29,	October 30,	January 31,	January 29,	January 31,
	2017	2016	2016	2017	2016
	Q4 2017	Q3 2017	Q4 2016	Q4 2017	Q4 2016
	(Unaudited)	(Unaudited)		(Unaudited)

Net sales	$140,031	$137,185	$118,609	$544,272	$490,219
Cost of sales	56,533	56,120	49,059	219,410	197,109
Gross profit	83,498	81,065	69,550	324,862	293,110
Operating costs and expenses:
Selling, general and administrative	35,005	34,916	33,768	136,426	136,151
Product development and engineering	26,203	24,800	28,966	102,500	113,737
Intangible amortization and impairments	6,284	6,286	6,411	25,301	25,059
Changes in the fair value of contingent earn-out obligations	(53)	(25,036)	(2,744)	(215)	(16,362)
Gain on disposition of business operations	(477)	-	-	(25,513)	-
Restructuring charges	1,248	1,000	-	2,282	4,526
Total operating costs and expenses	68,210	41,966	66,401	240,781	263,111
Operating income	15,288	39,099	3,149	84,081	29,999
Interest expense, net	(3,443)	(1,890)	(2,121)	(9,300)	(7,819)
Non-operating expense, net	(850)	(690)	(649)	(1,721)	(1,801)
Income before taxes	10,995	36,519	379	73,060	20,379
Provision (benefit) for taxes	2,975	5,743	(868)	18,399	8,882
Net income	$8,020	$30,776	$1,247	$54,661	$11,497

Earnings per share:
Basic	$0.12	$0.47	$0.02	$0.84	$0.18
Diluted	$0.12	$0.46	$0.02	$0.83	$0.17

Weighted average number of shares used in computing earnings per share:
Basic	65,716	65,549	64,934	65,427	65,657
Diluted	66,757	66,206	65,225	66,109	65,961

SEMTECH CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Table in thousands)

	January 29,	January 31,
	2017	2016
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$297,134	$211,810
Accounts receivable, net	51,441	44,132
Inventories	65,872	63,875
Prepaid taxes	5,563	5,236
Other current assets	18,418	16,168
Total current assets	438,428	341,221

Non-current assets:
Property, plant and equipment, net	108,910	101,006
Deferred tax assets	8,081	7,354
Goodwill	329,703	329,703
Other intangible assets, net	61,773	88,430
Other assets	67,235	43,803
Total assets	$1,014,130	$911,517

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$41,960	$35,486
Accrued liabilities	54,524	41,204
Deferred revenue	12,059	8,628
Current portion - long term debt	14,432	18,569
Total current liabilities	122,975	103,887

Non-current liabilities:
Deferred tax liabilities - non-current	9,470	6,802
Long term debt - less current	226,524	239,177
Other long-term liabilities	49,899	33,600
Stockholders’ equity	605,262	528,051
Total liabilities & stockholders' equity	$1,014,130	$911,517

SEMTECH CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Table in thousands)

	Twelve Months Ended
	January 29,	January 31,
	2017	2016
	(Unaudited)

Net income	$54,661	$11,497

Net cash provided by operating activities	117,612	102,076
Net cash used in investing activities	(13,515)	(66,827)
Net cash used in financing activities	(18,773)	(53,767)
Net increase (decrease) in cash and cash equivalents	85,324	(18,518)
Cash and cash equivalents at beginning of period	211,810	230,328
Cash and cash equivalents at end of period	$297,134	$211,810

SEMTECH CORPORATION
SUPPLEMENTAL INFORMATION - NOTES TO CONSOLIDATED GAAP STATEMENTS OF INCOME
(Tables in thousands - except per share amounts)

	Three Months Ended			Twelve Months Ended
	January 29,	October 30,	January 31,	January 29,	January 31,
	2017	2016	2016	2017	2016
Share-based Payments	Q4 2017	Q3 2017	Q4 2016	Q4 2017	Q4 2016
	(Unaudited)	(Unaudited)		(Unaudited)
Revenue offset	$1,727	$3,669	$-	$5,396	$-
Cost of sales	482	360	484	1,591	1,555
Selling, general and administrative	6,018	3,965	4,049	18,019	10,055
Product development and engineering	1,402	1,401	2,538	5,822	8,858
Total stock-based compensation expense	$9,629	$9,395	$7,071	$30,828	$20,468

	Three Months Ended			Twelve Months Ended
	January 29,	October 30,	January 31,	January 29,	January 31,
	2017	2016	2016	2017	2016
Gross Profit - Reconciliation GAAP to Non-GAAP	Q4 2017	Q3 2017	Q4 2016	Q4 2017	Q4 2016
	(Unaudited)	(Unaudited)		(Unaudited)

GAAP gross profit	$83,498	$81,065	$69,550	$324,862	$293,110
Adjustments to GAAP gross profit:
Revenue: share-based payment- Comcast Warrant	1,727	3,669	-	5,396	-
Cost of sales: other share-based payments	482	360	484	1,591	1,555
Acquisition related fair value adjustments	-	-	-	-	265
Non-GAAP gross profit	$85,707	$85,094	$70,034	$331,849	$294,930

	Three Months Ended			Twelve Months Ended
	January 29,	October 30,	January 31,	January 29,	January 31,
	2017	2016	2016	2017	2016
Net Income - Reconciliation GAAP to Non-GAAP	Q4 2017	Q3 2017	Q4 2016	Q4 2017	Q4 2016
	(Unaudited)	(Unaudited)		(Unaudited)

GAAP net income	$8,020	$30,776	$1,247	$54,661	$11,497

Adjustments to GAAP net income:
Share-based compensation	$9,629	$9,395	$7,071	$30,828	$20,468
Intangible amortization and impairments	6,284	6,286	6,567	25,301	26,270
Gain on disposition of business operations	(438)	(25,036)	-	(25,474)	-
Transaction and integration related expenses, including debt refinance costs	1,827	224	1,118	4,474	7,147
Acquisition related earn-out	191	603	(1,925)	2,012	(12,105)
Environmental and other reserves	570	1,123	-	2,693	2,855
Litigation cost net of recoveries	289	50	94	(1,054)	593
Restructuring charges	1,248	1,034		2,282	4,526
Impairment of cost method investment	-	-		-	600
Total Non-GAAP adjustments before taxes	19,600	(6,321)	12,925	41,062	50,354
Associated tax effect	(3,144)	(196)	(3,372)	(4,725)	(5,449)
Total of supplemental information net of taxes	16,456	(6,517)	9,553	36,337	44,905
Non-GAAP net income	$24,476	$24,259	$10,800	$90,998	$56,402

Diluted GAAP earnings per share	$0.12	$0.46	$0.02	$0.83	$0.17
Adjustments per above	0.25	(0.09)	0.15	0.55	0.69
Diluted non-GAAP earnings per share	$0.37	$0.37	$0.17	$1.38	$0.86

	Three Months Ended			Twelve Months Ended
	January 29,	October 30,	January 31,	January 29,	January 31,
	2017	2016	2016	2017	2016
Tax Impact Associated With Supplemental Information	Q4 2017	Q3 2017	Q4 2016	Q4 2017	Q4 2016
	(Unaudited)	(Unaudited)		(Unaudited)
Adjustments to GAAP net income:
Share-based compensation	$2,886	$2,769	$1,607	$8,580	$6,366
Intangible amortization and impairments	1,696	1,685	1,751	6,889	6,600
Gain on disposition of business operations	(121)	(6,839)		(6,959)	-
Acquisition related earn-out	12	8	(634)	142	(4,442)
Valuation allowance against deferred tax assets	(2,537)	2,309	296	(5,913)	(6,275)
Other	1,208	264	352	1,986	3,200
Total of associated tax effect	$3,144	$196	$3,372	$4,725	$5,449

	Three Months Ended
	January 29,	October 30,	January 31,
	2017	2016	2016
	Q4 2017	Q3 2017	Q4 2016
	(Unaudited)	(Unaudited)
Free Cash Flow:
Cash Flow from Operations	$32,918	$39,227	$34,460
Net Capital Expenditure	(19,166)	(8,406)	(2,321)
Free Cash Flow:	$13,752	$30,821	$32,139

Q1FY18 EPS Guidance Range Reconciliation
GAAP to Non-GAAP Reconciliation (net of tax)
	Low	High
GAAP EPS	0.16	0.20

Stock based compensation expense	0.15	0.15
Transaction, restructuring, and acquisition related expenses	0.01	0.01
Amortization of acquired intangibles	0.07	0.07
Non-GAAP EPS	$0.39	$0.43

Contact:
Sandy Harrison
Semtech Corporation
(805) 480-2004
webir@semtech.com